Exhibit 10.6

Certain portions of this document have been omitted pursuant to Items 601(b)(10)(vi) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

CUSTODY AGREEMENT

This Custody Agreement is entered into and is effective as of the date signed below (the “Effective Date”) by and between Stellus Private Credit BDC (the “Company”), and Zions Bancorporation, National Association, as custodian (the “Custodian” or “Zions”), each a “Party” and collectively the “Parties”. This Custody Agreement and any and all exhibits, schedules, and other attachments to this Custody Agreement shall be referred to collectively as this “Agreement”.

WHEREAS, the Company has selected Zions to serve as the Custodian in connection with the Securities, as set forth in Schedule A attached and fully incorporated herein, to be deposited with the Custodian and any other property added to such Custody Account (as defined below) from time to time by agreement of the Parties; and

WHEREAS, Zions has agreed to serve in the capacity as Custodian for and on behalf of the Company and has full power and authority to perform and serve as Custodian for the Securities;

NOW, THEREFORE, in consideration of the above premises and of the mutual promises and covenants herein contained, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.	Defined Terms.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Affiliate(s)” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” or “controlled” shall have meanings correlative to the foregoing.

“Applicable Law” means all applicable federal, state, and local laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders, permits and other duly authorized actions of any government authority.

“Authorized Representative” means any Person, whether or not an officer or employee of the Company, duly authorized by the Company to give oral or written instructions with respect to one or more accounts, such Persons to be designated in a certificate of Authorized Representative which contains a specimen signature of such Person, as set forth in Schedule B, attached and fully incorporated herein and (b) for the Custodian.

“Business Day” means any day other than (i) a Saturday, Sunday, legal holiday, or other day observed by the Custodian, or (ii) a day on which the Custodian is authorized or required by law to close.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of a government.

“Securities” or “Security” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, loans, loan participations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein, as more fully described in Schedule A. No stocks, external exchange-traded mutual funds, or other equity securities shall be held as assets under this Agreement unless the Company has confirmed in writing that an outside broker is in place to facilitate trades.

2.	Appointment of Custodian. The Company hereby appoints the Custodian as custodian of all the Securities and cash at any time received by the Custodian during the term of this Agreement and authorizes the Custodian to hold the Securities in registered form in its name or the name of its nominees. The Custodian hereby accepts such appointment to serve as Custodian for the Securities pursuant to the terms and conditions of this Agreement. The Custodian agrees to establish and maintain one or more Securities accounts and cash accounts in which the Custodian will hold Securities and cash, as provided herein (each, a “Custody Account”), which shall be in the name of the Company.

3.	Duties of Custodian.

a.	Subject to the terms and conditions of this Agreement, the Company hereby authorizes and directs the Custodian to hold any Securities or cash received by it from time to time in the Custody Account. The Custodian shall be entitled to utilize depositories to the extent possible in connection with its performance hereunder. With respect to each depository, Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging it duties as a securities intermediary to obtain and thereafter maintain Securities or other financial assets deposited or held in such depository, and (ii) will provide promptly upon request by the Company, such reports as are available concerning the internal accounting controls and financial strength of the Custodian. Each depository utilized by Custodian, and the Custodian shall at all times comply with Rule 17f-4 under the 1940 Act. The Company acknowledges that the Custodian is a participant of the Depository Trust & Clearing Corporation (“DTCC”), therefore any Securities and cash deposited by the Custodian with DTCC will be held subject to the rules, terms, and conditions of DTCC, provided that such rules, terms, and conditions are consistent with Rule 17f-4 under the 1940 Act. The Custodian shall identify on its books and records the Securities and cash belonging to the Company, whether held directly or indirectly through DTCC.

b.	The Custodian shall not have any obligation to review the Securities held by it for the Company, or to supervise, advise, or recommend to the Company the purchase, retention, sale, exchange, or deposit in reorganization or otherwise, at any time, unless otherwise agreed in a separate written agreement between the Parties. The Custodian’s sole duty shall be to follow the written directions of an Authorized Representative as designated in this Agreement, or as amended in a separate signed written instrument delivered to the Custodian from time to time hereafter. The Authorized Representative(s), and additional Person(s) as may be designated from time to time hereafter to act as an Authorized Representative, have the legal power to deposit Securities or cash with the Custodian, and to affect any additions, substitutions, withdrawals, and any other actions regarding any Custody Account.

c.	The Custodian shall not have any obligation to take any action, or omit to take any action, regarding stocks, dividends, warrants, rights to subscribe, plans of reorganization or recapitalization, or plans for the exchange of Securities. The Custodian is authorized, but not required, to reregister defaulted Securities in the Company’s name.

d.	The Custodian shall not be responsible for the genuineness, validity, alteration of, or defect in, the Securities. The Custodian shall not be liable for any loss or damage to Securities in a Custody Account, unless the loss or damage is due to the Custodian’s failure to exercise reasonable care, bad faith, or willful misconduct. The Company acknowledges and understands that any and all Securities in a Custody Account (including any certificates or shares of any investment company mutual fund or money market fund that may be held in a Custody Account) are not insured by the Federal Deposit Insurance Corporation (FDIC), nor protected by the Securities Investor Protection Corporation (SIPC), and the Custodian shall have no obligation to insure the Securities in any Custody Account.

e.	With respect to any and all Securities held pursuant to this Agreement, the Custodian, unless otherwise instructed in writing by the Company to the contrary, shall:

(i)	Receive all income and other payments and advise the Company of any such amounts due but not paid;

(ii)	Present for payment and receive the amount paid upon all Securities which may mature and advise the Company of any such amounts due but not paid;

(iii)	Forward to the Company information or documents that it may receive from an issuer of Securities which, in the opinion of the Custodian, are intended for the beneficial owner of Securities;

(iv)	Execute, as Custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bonds and note coupons;

(v)	Hold directly or through DTCC all rights and similar Securities issued with respect to any Securities credited to a Custody Account hereunder; and

(vi)	Endorse for collection checks, drafts or other negotiable instruments.

f.	The Custodian shall have no obligation to present Securities for payment prior to the due date. The Custodian shall not have any liability for any failure to collect principal and interest, due to failure of the obligor or payor of any Securities held in the Custody Account to make timely payment thereon, and shall not have any obligation to institute or participate in any related legal proceedings except as may be reasonably required to factually support a claim, with the fees, costs, and expenses (including attorneys’ fees and expenses) of such participation to be paid or reimbursed by the Company. The Custodian shall not have any duty in connection with the collection or payment of dividends on stocks or interest on Securities held in the Custody Account and registered in a name other than the Custodian’s nominee name.

g.	Income from the Securities shall be credited to the Custody Account. However, the Company agrees that any credit made in this regard is made provisionally, subject to the Custodian’s receipt of final cash payment of any items sent for collection. The Custodian may, but shall not be required to, advance funds for the account of the Company, and the Company agrees to reimburse the Custodian for such advances of funds at the Custodian’s then prevailing prime lending rate.

h.	Upon receipt of written instructions, which include e-mail or telephonic instructions promptly confirmed in writing (which may include by e-mail), from the Company, the Custodian will settle for the Company’s risk and account, the purchase or sale of Securities, provided that the funds or the Securities are on hand in deliverable form, as applicable. The Company agrees to execute and deliver to the Custodian written confirmation of purchases, sales or other transactions affecting the Custody Account, in form satisfactory to the Custodian. The Custodian shall not be liable for any act or omission of any broker or agent selected by the Company to purchase or sell Securities for the account of the Company. The Company shall provide the Custodian a list of all brokers or agents who are authorized to purchase or sell Securities in the Custody Account on behalf of the Company (see Schedule C).

(i)	The Company must provide the Custodian with timely written direction or notice regarding any rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, the Custodian shall have no liability for failing to so notify any issuer or DTCC.

(ii)	The Custodian shall transmit promptly to the Company all written information (including proxies, proxy soliciting materials, notices, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodian or from issuers of the Securities being held for the Company. If Securities (including, but not limited to, warrants, options, tenders, options to tender, or non-mandatory puts or calls) confer optional rights on the Company or provide for discretionary action or alternative courses of action by the Company, the Company shall be responsible for making any decisions relating thereto and for directing in writing the Custodian to act. The Custodian shall have no obligation to act until it receives the Company’s written instructions, no later than at least three (3) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as the Custodian may notify the Company). Absent the Custodian’s timely receipt of such written instructions, the Custodian shall not be responsible or liable for any failure to take any action relating to or to exercise any rights conferred by such Securities.

(iii)	The Custodian will, with respect to the Securities held hereunder, use reasonable efforts to cause to be made available to the Company proxies, proxy soliciting materials and notices relating to such Securities received by the Custodian from its agents or its sub-custodians or from issuers of the Securities being held for the Company, without indication of the manner in which such proxies are to be voted. The Company may respond to such proxies, or may provide proper instructions to the Custodian to respond to such proxies on its behalf. In order for the Custodian to act, it must receive proper instructions no later than the deadline applicable to responses for corporate actions for the bank serving as Custodian. In the absence of such proper instructions, or in the event that such proper instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies. Notwithstanding the above, neither the Custodian nor any nominee of the Custodian shall vote any of the Securities held hereunder by or for the account of the Company, except in accordance with proper instructions.

i.	Any Securities or payments received after the Custodian’s regular close of business, shall be deemed received on the next Business Day.

j.	The Custodian shall hold in a separate account, and physically segregate at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all Securities received by it for or for the account of the Company. All such Securities are to be held or disposed of by Custodian at all times pursuant to instructions from the Company, pursuant to this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Securities and investments except pursuant to the direction of the Company under terms of this Agreement.

k.	Custodian will identify in its records and hold and physically segregate, where Securities are issued in physical form, for the Company all Securities to the Company’s Custody Accounts.

l.	If Company wishes the Custodian to hold for safekeeping any document, instrument or agreement relating to a Security, whether in written or electronic form and whether an original or copy (a “Financing Document”),

(i)       the Company will (A) if the Financing Document is in a written or other tangible form, deliver the Financing Document to the Custodian and (B) otherwise transmit the Financing Document to the Custodian as an electronic record, in each case through a method of delivery or transmission approved by the Custodian, and

(ii)       the Custodian will (A) accept the delivery or transmission of the Financing Document, (B) hold or store the Financing Document as bailee for the benefit of the Company , (C) promptly, upon the Company’s request, deliver or transmit the Financing Document to the Company or to any party as the Company may specify and (D) at the request of the Company but no more often than once each calendar quarter, provide to the Company a list of the Financing Documents accepted by the Custodian pursuant to the foregoing clause (A) and of the Financing Documents delivered or transmitted out by the Custodian pursuant to the foregoing clause (C).

4.	Company Representations and Warranties. The Company hereby represents and warrants, which representations and warranties shall continue and shall be deemed to be reaffirmed upon each oral or written instruction given by Company, that:

a.	The Company is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder.

b.	This Agreement has been duly authorized, executed, and delivered by the Company, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with all of its terms and conditions, and no statute, regulation, rule, order, judgment, or contract binding on the Company prohibits the Company’s execution, delivery, or performance of this Agreement; and

c.	Either the Company owns the Securities in the Security accounts free and clear of all liens, claims, security interests, and encumbrances (except those granted herein) or, if the Securities in a Custody Account are owned beneficially by others, the Company has the right to pledge such Securities to the extent necessary to secure the Company’s obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. The Custodian’s security interest in the Securities hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute), and the Company shall take any and all additional steps which are required to assure the Custodian of such priority and status, including notifying third parties or obtaining their consent to, the Custodian’s security interest.

d.	To the extent required by Applicable Law, the Company or its agents, has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Company from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities, and is in compliance with the Program and all anti-money laundering laws, regulations, and rules now or hereafter in effect that are applicable to it.

e.	To the extent required by Applicable Law, the Company or its agents, has verified the identity of each of its investors and documented the origin of the assets funding each investor’s account with the Company, and to the best of the Company’s knowledge, no investor has invested in the Company for money laundering or other illicit or illegal purposes; and the Company shall promptly notify the Custodian in writing if any of the foregoing representations and warranties are no longer true or accurate.

5.	Rights and Protections of the Custodian.

a.	The Custodian shall have no duties or responsibilities with respect to the Securities or otherwise hereunder, except as specifically set forth herein, and no permissive right or privilege shall be construed as a duty or obligation. Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice of, and shall not be bound by any of the terms and conditions of, any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is a signatory party to that document or agreement.

b.	The Custodian shall not be responsible or liable for the content or accuracy of any document provided to the Custodian, and shall not be required to review, recalculate, certify, or verify any numerical information unless expressly required under this Agreement.

c.	Knowledge or information received, obtained, or acquired by, including delivery of reports or other information provided to or received by the Custodian or otherwise publicly available does not constitute actual or constructive knowledge or notice unless the Custodian has an explicit contractual obligation to review its contents to perform its express duties under this Agreement. Zions, in its capacity as the Custodian hereunder or under any other document related to this transaction, shall not be imputed to Zions in any other capacity in which it may serve under such other documents, and any Affiliate of Zions shall not be imputed to Zions in its capacity as the Custodian.

d.	The Custodian shall be entitled to obtain the advice or opinion of legal counsel with respect to any matter relating to this Agreement and the Custodian shall have no liability for any action reasonably taken or omitted in good faith pursuant to, and in accordance with, such advice or opinion of legal counsel. The Custodian also will incur no liability for any delay reasonably required to obtain such advice or opinion of legal counsel.

e.	[Reserved.]

f.	No provision of this Agreement shall require the Custodian to expend or risk its own funds, to take any action hereunder, or to otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers.

g.	The Custodian may conclusively rely upon, and shall be fully protected in acting upon, any notice, request, instruction, waiver, consent, instrument, opinion, letter, electronic mail, receipt, or other document received from the Company and reasonably believed by the Custodian to be genuine. The Custodian shall be under no duty or obligation to ascertain the identity, authority, and/or rights of any Person submitting instructions (including, but not limited to, instructions delivered in electronic form) to the Custodian in accordance with this Agreement. The Custodian is not required to act (investigate, review, inquire, etc.) absent the receipt of written direction from the Company and indemnification to the Custodian’s satisfaction unless, expressly required under this Agreement. Any discretion, permissive right, or privilege of the Custodian shall not be deemed to be or otherwise construed as a duty or obligation.

h.	The Custodian shall not incur any liability or be responsible for any delays or failure to perform any act or fulfill any duty, obligation or responsibility hereunder by reason of any occurrence beyond its control, including without limitation, acts of God, strikes, labor disputes, lockouts, riots, acts of war or terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, any governmental orders, regulations, rules, laws, or statutes superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters of similar nature, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility. In the event of a failure or delay due to one of the aforementioned events, the Custodian (i) shall provide prompt written notice to the Company of the nature of the condition, its anticipated duration, and any action being taken to avoid or minimize its effect and (ii) use its commercially reasonable efforts to ameliorate the effects of any such event, failure or delay.

i.	The Custodian shall not be under any obligation to take any action in the performance of its duties hereunder (including any written direction) that would be in violation of Applicable Law.

j.	[Reserved]

k.	The recitals contained herein, along with the Schedules with respect to the Company shall be taken as the statements of the Company, and the Custodian assumes no responsibility or liability for their accuracy or correctness.

l.	The Company and the Custodian represents and warrants that the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized and that this Agreement is a valid and legal agreement binding on such Party and enforceable in accordance with its terms. The Custodian shall be entitled to conclusively rely on the representations and warranties set forth in this Agreement and shall have no duty to independently review, investigate, verify, or determine such matters. The Custodian represents and warrants to the Company that the Custodian is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act.

m.	The Custodian may exercise any of the rights or powers hereunder and perform any duties or obligations hereunder either directly or by or through its attorneys, delegates, designees, or agents.

6.	Compensation. The Company shall pay all of the fees, costs, and expenses of the Custodian which are fully earned, non-refundable, and payable in advance with no proration for early termination. The Custodian shall be entitled to increase the fees on an annual basis with prior notice to the Company. All fees shall be paid by the Company. In addition to the annual fees, the Company shall pay (and otherwise reimburse) all of the Custodian’s fees, costs, and expenses, including all attorneys’ fees and expenses, in the event of any issue, dispute, claim, or litigation (threatened or commenced). If any amount due or owed (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) to the Custodian hereunder is not paid within thirty (30) days of the date due, the Custodian in its sole discretion may charge interest on such amount up to the highest rate permitted by Applicable Law. The Custodian shall have, and is hereby granted, a first priority lien upon and a first priority security interest in the Custody Account and the Securities held by it hereunder for its compensation with respect to its fees, costs, and expenses (including, without limitation, attorneys’ fees and expenses), an overdraft in a Custody Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, fund transfers or foreign exchange transactions), or if the Company is for any other reason indebted to the Custodian, or any unsatisfied or outstanding indemnification rights, superior to the interests of any and all other persons or entities and is hereby granted the right to set off and deduct any fees, costs, expenses (including, without limitation, attorneys’ fees and expenses), and unsatisfied or outstanding indemnification rights from the Custody Account and the Securities.

7.	Indemnification. The Company hereby agrees to indemnify and hold harmless the Custodian and any and all of its respective directors, officers, employees, agents, designees, affiliates, successors and assigns (collectively, the “Indemnified Parties” and each individually, an “Indemnified Party”) from and against any and all liabilities, obligations, penalties, actions, claims, demands, proceedings, suits, disbursements, judgments, losses, damages, costs, and expenses of any kind or nature, including the fees, costs, and attorney’s fees and expenses, court costs, and any and all costs of appeal arising from or connected with the Custodian’s execution and performance of this Agreement and any transactions contemplated hereby, including but not limited to the claims of any third parties against an Indemnified Party and any costs, fees, and/or expenses incurred by an Indemnified Party in connection with the enforcement of this indemnity, except to the extent such loss, liability, or expense due to the failure to exercise reasonable care or willful misconduct on the part of such Indemnified Party relating to the Custodian’s performance of its obligations hereunder as finally determined by a court of competent jurisdiction, a final arbitration decision, or as otherwise agreed by the Parties. The foregoing indemnification shall survive the resignation, discharge, release, or removal of the Custodian and the termination or assignment of this Agreement.

8.	Limitations of Liability. The duties and obligations of the Custodian shall only be such as are specifically set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Custodian. In no event shall the Custodian or its directors, officers, agents, or employees be held liable for any special, indirect, punitive, or consequential damages (including, among other things, lost profits) resulting from or otherwise relating to any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

9.	Termination, Resignation, and Successor Custodian.

The Custodian may resign at any time by giving written notice by certified mail, return receipt requested, to all of the Parties hereto to be effective sixty (60) days after such notice has been deposited into the United States mail. If a successor Custodian has not been appointed by the Company within sixty (60) days after such notice of resignation, the Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian. All fees, costs, and expenses relating to such petition, including all attorneys’ fees and expenses, shall be paid or otherwise reimbursed by the Company or may be assessed by the resigning Custodian against the Securities prior to any distribution to the Company. The Company may terminate this Agreement at any time by giving written notice by certified mail, return receipt requested, to all of the Parties hereto to be effective sixty (60) days after such notice has been deposited into the United States mail.

Upon termination hereof, the Company shall pay to the Custodian such compensation as may be due to the Custodian and shall reimburse the Custodian for all other amounts payable or reimbursable to the Custodian hereunder. The Custodian shall follow such written instructions concerning the transfer of Securities, as received from the Company; provided, that (a) the Custodian shall have no liability for shipping or insurance costs associated therewith, and (b) full payment shall have been made to the Custodian of its compensation, fees, costs, expenses and any and all other amounts to which it is entitled. If any Securities remains in any account upon termination, the Custodian shall be required to deliver such Securities to a successor custodian designated by the Company or, if a successor custodian is not designated, then to the Company or as otherwise designated by the Company.

Notwithstanding the expiration or termination of this Agreement, any provision of this Agreement, which expressly extends beyond the term hereof or, under the circumstances, ought to survive termination, shall survive termination of this Agreement.

If the Custodian consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor custodian, without the execution or filing of any paper or any further act.

10.	Taxes. The Custodian shall not be responsible or liable for the preparation or filing of any reports or returns relating to federal, state or local taxes relating in any way to this Agreement, other than for the Custodian’s own compensation or for the reimbursement of its own expenses (and then only as required by Applicable Law).

11.	Tax Reporting Documentation. The Company agrees that any earnings or proceeds received on, or distributions of, earnings or proceeds from the Custody Account during a calendar year period shall be treated as the income of the Custody Account and shall be reported on an annual basis by the Custodian on the appropriate United States Internal Revenue Service (“IRS”) Form 1099 (or Form 1042-S as applicable for a non-United States person), as required pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder. The Company and the Custodian agree that the Custodian will not be responsible for providing tax reporting and withholding for payments which are for compensation for services performed by an employee or independent contractor.

The Company shall upon execution of this Agreement provide to the Custodian a completed and properly executed IRS Form W-9 or Form W-8, as the case may be, or other tax identification number evidence if the Company is a government entity, together with any other documentation and information reasonably requested by the Custodian in connection with the Custodian’s tax reporting obligations under the Code and the regulations thereunder including, without limitation, a completed and properly executed Form W-9 or Form W-8, as the case may be, for any and all Persons to whom any Securities, or funds or proceeds from the Custody Account, are paid or distributed to in connection Custodian’s responsibilities under this Agreement (collectively, the “Tax Reporting Documentation”). With respect to the Custodian’s tax reporting obligations under the Code and any other applicable law or regulation, the Company understands, acknowledges, and agrees that, in the event that valid Tax Reporting Documentation is not provided to the Custodian, the Custodian may be required to withhold tax from the Custody Account and report account information on any earnings, proceeds or distributions from the Custody Account and the Company hereby releases the Custodian from any and all liability, costs, expenses, claims or causes of action from or related to any withholding made by Custodian in connection with the foregoing. Income earnings on the Custodian Account shall be attributable to Stellus Private Credit BDC unless the Company otherwise designates in writing to the Custodian.

Should the Custodian become liable for the payment of taxes, including withholding taxes relating to any funds, including interest and penalties thereon, held by it pursuant to this Agreement or any payment made hereunder, the Custodian shall satisfy such liability to the extent possible from the Custody Account. The Company agrees to indemnify and hold the Custodian harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Custodian on or with respect to the Custody Account and the Securities and the investment thereof unless such tax, late payment, interest, penalty or other expense was due to the failure to exercise reasonable care, bad faith or willful misconduct of the Custodian. This indemnification is in addition to the indemnification provided in other sections of this Agreement and shall survive the resignation or removal of the Custodian and the termination or assignment of this Agreement. The Company acknowledges that the Custodian cannot make any payments under this Agreement unless it receives a completed and properly executed IRS Form W-9 or Form W-8, as the case may be, for each payee and income recipient.

12.	[Reserved.]

13.	[Reserved.]

14.	Adverse Claims. In the event of any adverse claim or demand affecting the Securities, the Custodian shall be entitled to refuse to comply with such claim or demand and may refuse to deliver or dispose of the Securities until the rights of the adverse claimants have been resolved or settled by: (i) a final order of a court of competent jurisdiction, (ii) a final arbitration decision, or (iii) by a written agreement and the Custodian shall have received a written notification signed by all of the Parties to this Agreement.

15.	Miscellaneous.

a.	Authority for Agreement. Each Party represents and warrants that it has full power and authority to enter into this Agreement and has taken all action necessary, corporate or otherwise, to carry out the transaction contemplated hereby so that when executed this Agreement constitutes a valid and binding obligation enforceable in accordance with its terms.

b.	Modification of Agreement. The terms of this Agreement shall not be altered, amended, modified, or revoked unless agreed to and signed by all of the Parties or their successors or assigns, and approved by the Custodian, upon payment of all fees, costs, and expenses incident hereto. The Custodian shall not be obligated to enter into any amendment or supplement that adversely impacts its rights, duties, protections, or immunities.

c.	Entire Agreement. This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive agreement of the Company and the Custodian relating to the matters set forth herein. The Custodian shall have no duty to know or determine the performance or nonperformance of any provision of any agreement between or with the other Parties hereto, and the original copy or a copy of any such agreement deposited with the Custodian shall not bind it in any manner.

Notice. Except as specifically set forth in this Agreement, the Custodian shall not be required to take or be bound by any notice or to take any action unless and until the Custodian is indemnified in a manner satisfactory to it against any and all fees, costs, expenses, or liabilities. Any and all notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally to an Authorized Representative, (ii) by e-mail or pdf transmission, with written confirmation of receipt (which may include by e-mail), (iii) by overnight delivery with a nationally recognized overnight delivery service (e.g., UPS or FedEx), or (iv) by certified mail, return receipt requested, and postage prepaid. Unless otherwise provided herein, if any notice is mailed, it shall be deemed given five (5) Business Days after the date such notice is deposited in the United States mail. If notice is given to a Party, it shall be given at the address for such Party set forth below or otherwise in this Agreement. It shall be the responsibility of the Company to notify the Custodian and any other Party in writing of any name or address changes. In the case of any notices or other communications delivered to the Custodian, such notices or other communications shall be deemed to have been given on the date physically received by an Authorized Representative of the Custodian.

d.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

e.	Jurisdiction, and Waiver of Jury Trial. EACH OF THE PARTIES HERETO (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT SITTING IN HARRIS COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (II) WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, ANY DEFENSE BASED ON INCONVENIENT FORUM, IMPROPER VENUE OR LACK OF JURISDICTION TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING, AND (III) WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

f.	Arbitration. If, but only if, the foregoing jury waiver is not enforced by a court with jurisdiction over the dispute, controversy, or claim arising from or relating to this Agreement or its negotiation, execution, performance, or modification, it shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitrations shall proceed in Harris County and shall be governed by the provisions of the Federal Arbitrations Act, and to the extent the foregoing are inapplicable, unenforceable or invalid, by the laws of the State of Texas. Each Party will bear its own expenses in the arbitration and will share equally the costs of the arbitration; provided, however, that the arbitrator may, in his or her discretion, award reasonable costs and fees to the prevailing party. The arbitrator will have full power and authority to determine issues of arbitrability and to interpret or construe the applicable provisions of this Agreement and to fashion appropriate remedies for breaches of this Agreement (including awarding interim or permanent injunctive relief or requiring specific performance); provided that the arbitrator will not have any right or authority: (a) in excess of the authority of a court having jurisdiction over the Parties and the dispute, controversy or claim would have absent this arbitration agreement; (b) to award damages in excess of the types and limitation of damages found in this Agreement; or (c) to modify the terms of this Agreement. The Parties will ask the arbitrator to issue an award within thirty (30) days of the completion of the hearing, to make such award in writing, and to state the reasoning on which the award is based. The Parties agree to abide by all decisions and awards rendered in such proceedings. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Any Party who fails to submit to binding arbitration following a lawful demand of the opposing Party shall bear all fees, costs, and expenses, including reasonable attorney fees and expenses, incurred by the opposing Party in compelling arbitration. Nothing in this subsection shall be construed as precluding the bringing of an action for injunctive relief or other equitable relief.

g.	Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement (and by e-mail or pdf transmission, which e-mail or pdf transmission signatures shall be considered original executed counterparts).

h.	Severability. If any term, condition, or provision of this Agreement is held by a court of competent jurisdiction (or by an arbiter during an arbitration proceeding) to be invalid, void, illegal, or unenforceable, in whole or in part for any reason, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

i.	Headings. The headings of the sections of this Agreement have been inserted for only convenience and shall not modify, define, limit, or expand the express provisions of this Agreement.

j.	PATRIOT Act. The Company acknowledges and agrees that in accordance with the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, the Custodian, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account with the Custodian. The Parties hereby agree that they shall provide the Custodian with such information as it may request including, but not limited to, each Person’s name, physical address, tax identification number and other information that will help the Custodian identify and verify each Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

k.	Statements. The Custodian shall keep adequate records of its activities as Custodian and send the Company quarterly statements detailing transactions in the Custody Account and a list of account assets comprising such Custody Account. Unless the Company specifically instructs the Custodian otherwise in writing, statements will be made available solely by electronic means. However, the Custodian reserves the right, in its sole discretion, to either discontinue electronic delivery of statements and send paper statements instead or provide electronic statements and paper statements at the same time. Company’s failure to so instruct Custodian to deliver statements in writing (“Paper Delivery”) and the continued receipt of statements by electronic means (“Electronic Delivery”) shall not preclude Company, however, from later requesting in writing the discontinuation of Electronic Delivery and the restoration of Paper Delivery. Also, Company agrees and acknowledges that each statement sent to Company via electronic means will be effective and deemed delivered to Client when Bank makes each statement available to Company. Banking regulations direct the Custodian to notify certain clients that they have a right to receive a confirmation or notification when there is a purchase or a sale of a security in their account at no additional cost. Since information concerning such security transactions will appear in each statement to Company, Custodian will not send Company a notification of each security transaction unless Company requests such notification in writing.

(Remainder of page left blank)

16.	Specific terms and conditions applicable to this Custody Agreement:

Company’s Tax Identification Number: [***]

Address:	4400 Post Oak Parkway, Suite 2200

Houston, TX 77027

Phone:	[***]

Email:	[***]

The Securities and Exchange Commission, Rule 14-b-2(c), which provides for improved communications between companies which issue securities, and the shareholders who own those securities, requires us to solicit your instructions to provide information when requested regarding shareholders, unless you object:

X (Do NOT disclose my name, address and securities positions(s) to companies whose shares you hold in my account.)

You may rescind this election at any time upon written notice to the Custodian.

(Signatures on next page)

The names and titles of Authorized Representative(s) of the Company who are authorized to transact business in each Custody Account are incorporated into this Agreement as Schedule B.

Stellus Private Credit BDC, as the Company		Zions Bancorporation, National Association as the Custodian

By:		By:

Title:	CFO	Title:

Date:		Date:

Address:

Phone:
Email:

SCHEDULE A

[Description of Securities/Property deposited]

SCHEDULE B

[Incumbency Certificate]

Account Name: Stellus Private Credit BDC

Account Number: [***]

The following Authorized Representatives of the Company are hereby authorized to direct the Custodian in accordance with the guidelines of the Custody Agreement. This direction shall remain in place until further notice by the Company.

Name	Title	Specimen Signature
W. Todd Huskinson		CFO

Victoria Garcia		Managing Director

Vince Gwon		Vice President

Stellus Private Credit BDC

By:

Name:	W. Todd Huskinson

Title:	CFO

Date:

SCHEDULE C

[Trading Authorization Form follows, if needed]

ZionsSafekeeping@zionsbancorp.com

Trading Authorization

Account Information

Account Number	Account Name

If a new account, please leave blank.

The undersigned Account Company hereby authorizes and appoints the Authorized Agent designated below, and Representatives acting on behalf of the Authorized Agent, as agent and attorney-in-fact for the purchase and sale of securities, including stocks, exchange-traded mutual funds, or other equity securities, if any, in the Account Company’s name or number on the books of Zions Bancorporation, N.A. on behalf of Zions Corporate Trust (the “Account”). The Authorized Agent may act on behalf of and without notice to the Account Company to purchase and sell securities on behalf of the Account. This Trading Authorization does not allow the Authorized Agent to instruct Zions Corporate Trust to make any changes to the Account or withdraw funds or securities from the Account, nor does the Authorized Agent have power of endorsement.

The actions of the Authorized Agent have the same force and effect as those of the Account Company with respect to purchase and sale of securities, including stocks, exchange-traded mutual funds, or other equity securities, if any, and Zions Corporate Trust is hereby authorized to follow such actions as if directly instructed by the Account Company. The Custody Agreement and all other agreements applicable to this Account shall apply equally to the Authorized Agent, and this Trading Authorization does not restrict any rights of Zions Corporate Trust under any other agreement(s) with the Account Company. If this is a fiduciary account, the Account Company affirms that this grant of trading authority has been conferred consistent with the Account Company’s fiduciary duties and powers.

The Account Company understands that all transactions conducted by the Authorized Agent are at the Account Company’s own risk and hereby ratifies and confirms any and all transactions made at any time by the Authorized Agent for the Account. Accordingly, the Account Company agrees to indemnify and hold harmless Zions Corporate Trust from any and all losses arising from, and to promptly pay on demand any debit balance due, on the Account. Zions Corporate Trust assumes no responsibility for trade monitoring or any decision of the Authorized Agent in the Account Company’s account, nor does Zions Corporate Trust offer any legal or tax advice.

This Trading Authorization shall remain in full force and effect until revoked by the Account Company’s written notice addressed to Zions Corporate Trust at the email address above. The Account Company shall be liable for transactions initiated prior to receipt of such written notice by Zions Corporate Trust.

This Authorization will benefit any successor firm(s) and/or assigns of Zions Corporate Trust.

Authorized Agent (Limited Trading Authorization for Purchase and Sale of Securities ONLY)

✔	Check here if the Authorized Agent is a member of the board of directors, 10% shareholder, or policy-making officer of a publicly traded company. Specify the name of the publicly traded company, ticker symbol, address, city, and state: Member of the Board of Directors
☐	Check here if the Authorized Agent is licensed or employed by a registered broker/dealer, securities exchange, or member of a securities exchange. We must receive a compliance letter along with this Trading Authorization.
✔	☐ Check here if Authorized Agent is, or is employed by, a federal or state registered Investment Advisor.

Name of Authorized Agent

Name of Authorized Agent Representative	Phone Number	Email address

Name of Authorized Agent Representative	Phone Number	Email address

Name of Authorized Agent Representative	Phone Number	Email address

Trading Authorization

By our signatures below, the Account Company and Authorized Agent agree to the provisions within this Trading Authorization in its entirety and attest that this authorization supersedes any prior trading authorization the Account Company may have executed with regard to the Account. Furthermore, Account Company and Authorized Agent acknowledge that Zions Corporate Trust may refuse to approve, or remove, the Authorized Agent from acting as the Account Company’s agent on the Account.

Account Company signature

Date

Authorized Agent signature

Date